SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 12, 2004

Group 1 Automotive, Inc.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-13461 (Commission File Number)	76-0506313 (I.R.S. Employer Identification No.)

950 Echo Lane, Suite 100
Houston, Texas 77024
(Address of principal executive offices) (Zip code)

(713) 647-5700
(Registrant’s telephone number including area code)

Item 5. Other Events

     On August 12, 2004, Group 1 Automotive, Inc., a Delaware corporation, announced the appointment of two vice presidents. Peter C. DeLongchamps was appointed vice president, manufacturer relations effective July 1, 2004 and Jeffrey M. Cameron was appointed vice president, legal counsel effective August 2, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

99.1	Press Release of Group 1 Automotive, Inc. dated as of August 12, 2004 announcing the appointment of Peter C. DeLongchamps and Jeffrey M. Cameron.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Group 1 Automotive, Inc.
August 13, 2004	By:	/s/ Robert T. Ray
Date		Robert T. Ray
Senior President, Chief Financial Officer and Treasurer

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	Press Release of Group 1 Automotive, Inc. dated as of August 12, 2004 announcing the appointment of Peter C. DeLongchamps and Jeffrey M. Cameron.